Exhibit 99
Spirit AeroSystems Holdings, Inc.
3801 S. Oliver
Wichita, KS 67210
www.spiritaero.com
Spirit AeroSystems Holdings, Inc. Reports Second Quarter 2010 Financial Results; Reports Revenues of $1.056 Billion and Fully Diluted EPS of $0.39 Per Share; Includes ($0.10) Per Share For IAM Contract Stock Award
▪	Second Quarter 2010 Revenues of $1.056 billion

▪	Operating Income of $86 million; Operating Margins of 8.1 percent

▪	Fully Diluted Earnings Per Share of $0.39 per share

▪	Cash and Cash Equivalents were $118 million

▪	Total backlog of approximately $27.2 billion
     Wichita, Kan., August 3, 2010 — Spirit AeroSystems Holdings, Inc. [NYSE: SPR] reported second quarter 2010 financial results reflecting solid operating performance.
     Spirit’s second quarter 2010 revenues were $1.056 billion, down slightly from $1.060 billion for the same period of 2009, driven by model mix and volume. Operating income increased to $86 million, compared to ($10) million for the same period in 2009. Net income for the quarter increased to $55 million, or $0.39 per fully diluted share, compared to ($8) million, or ($0.06) per fully diluted share, in the same period of 2009.
     Second quarter pre-tax earnings were reduced by approximately ($19) million for the quarter, or ($0.10) per share, related to the award of stock to eligible union employees as part of the new 10-year agreement with Spirit’s largest labor union, the International Association of Machinists and Aerospace Workers (IAM). Results in the comparable quarter of 2009 were impacted by several unusual charges which also resulted in a tax benefit. (Table 1)
Table 1. Summary Financial Results (unaudited)

	2nd Quarter			Six Months
($ in millions, except per share data)	2010	2009	Change	2010	2009	Change

Revenues	$1,056	$1,060	~0%	$2,099	$1,947	8%
Operating Income	$86	$(10)	NM	$179	$87	104%
Operating Income as a % of Revenues	8.1%	(1.0)%	NM	8.5%	4.5%	400	BPS
Net Income	$55	$(8)	NM	$111	$54	103%
Net Income as a % of Revenues	5.2%	(0.8)%	NM	5.3%	2.8%	250	BPS
Earnings per Share (Fully Diluted)	$0.39	$(0.06)	NM	$0.79	$0.39	103%
Fully Diluted Weighted Avg Share Count	140.4	138.0		140.6	139.9

     “We generated solid operating performance across the company,” said President and Chief Executive Officer Jeff Turner. “With our core businesses executing well, continued progress on our development programs, and our team for the future intact, we have the positive momentum needed to fulfill our long-term value creation strategy.”
     “Underscoring our ongoing diversification, on July 1st, we were pleased to celebrate the grand opening of Spirit North Carolina in Kinston, NC. A significant milestone for Spirit, this facility will initially focus on the design and manufacture of the Airbus A350 XWB Section 15 fuselage and the forward wing spar employing state-of-the-art composite technology and processes. We’re excited about our continued journey helping build the next generation of commercial aircraft, as well as our growing partnership with Airbus and the State of North Carolina,” Turner added.
     “Looking forward, the commercial aerospace market continues to strengthen, with demand for our core products growing. While certain segments of the business jet market are still a concern and several significant development milestones are ahead of us, our priority will continue to be on solid execution as we deliver on our customer commitments to ensure we meet our company’s potential,” Turner concluded.
     Spirit’s backlog at the end of the second quarter of 2010 was $27.2 billion, down approximately three percent, as deliveries exceeded orders. Spirit calculates its backlog based on contractual prices for products and volumes from the published firm order backlogs of Airbus and Boeing, along with firm orders from other customers.
     Spirit contract profitability estimates during the second quarter of 2010 resulted in no net contract adjustments. In comparison, Spirit recognized a $33 million unfavorable cumulative catch-up adjustment for the second quarter of 2009.
     Cash flow from operations was a ($7) million use of cash for the second quarter of 2010, compared to a ($67) million use of cash for the second quarter of 2009. The current quarter improvement is largely the result of the slowing of new program inventory growth; net favorable accounts payable and accounts receivable results, which were largely the result of timing; and additional receipts of deferred revenue. (Table 2)

Table 2. Cash Flow and Liquidity

	2nd Quarter		Six Months
($ in millions)	2010	2009	2010	2009
Cash Flow from Operations	$(7)	$(67)	$(117)	$(216)
Purchases of Property, Plant & Equipment	$(61)	$(52)	$(131)	$(107)

	July 1,	December 31,
Liquidity	2010	2009
Cash	$118	$369
Total Debt	$893	$894
     Cash balances at the end of the second quarter 2010 were $118 million and debt balances were $893 million. At the end of the second quarter, the company’s $409 million revolving credit facility remained undrawn, with approximately $19 million of the credit facility reserved for financial letters of credit.
     The company’s credit ratings remained unchanged at the end of the second quarter with a BB rating at Standard & Poor’s and a Ba3 rating at Moody’s.
2010 Outlook
     Spirit revenue guidance for the full-year 2010 remains unchanged and is expected to be between $4.0 and $4.2 billion based on Boeing’s 2010 delivery guidance of 460 — 465 aircraft; anticipated B787 deliveries; expected Airbus deliveries in 2010 of approximately 498 aircraft; internal Spirit forecasts for non-OEM production activity and other customers; and foreign exchange rates consistent with those in the first half of 2010.
     Fully diluted earnings per share guidance for 2010 remains unchanged and is expected to be between $1.50 and $1.70 per share.
     Cash flow from operations, less capital expenditures, is expected to be approximately ($250) million use of cash in the aggregate, with capital expenditures of approximately $325 million. Anticipated capital expenditures in 2010 include approximately $100 million of tooling associated with the Airbus A350 XWB program. Cash flow from operations, less capital expenditures, is expected to be significantly improved in 2011.
     The effective tax rate, forecasted to be approximately 27 percent for 2010, remains unchanged. This assumes the benefit attributable to extending the U.S. research tax credit. (Table 3)
     Risk to our financial guidance includes, among other factors: higher than forecasted non-recurring and recurring costs on our development programs; mid-range business jet market risks; our ability to achieve anticipated productivity and cost improvements; and the ability to resolve significant 787 program claims with Boeing.
Table 3. Financial Outlook

	2009 Actual	2010 Guidance
Revenues	$4.1 billion	$4.0 — $4.2 billion

Earnings Per Share (Fully Diluted)	$1.37	$1.50 — $1.70

Effective Tax Rate	29.7%	~27% *

Cash Flow from Operations	$(14) million	~$75 million

Capital Expenditures	$228 million	~$325 million

Customer Reimbursement	$115 million	N/A**

*	Effective tax rate guidance, among other factors, assumes the benefit attributable to extending the U.S. research tax credit (Assumes ~2.5% benefit).

**	Although calculations for years through 2009 included customer reimbursements, these payments concluded in December 2009.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following: our ability to continue to grow our business and execute our growth strategy, including the timing and execution of new programs; our ability to perform our obligations and manage costs related to our new commercial and business aircraft development programs and the related recurring production; potential reduction in the build rates of certain Boeing aircraft including, but not limited to, the B737 program, the B747 program, the B767 program and the B777 program, and build rates of the Airbus A320 and A380 programs, which could be negatively impacted by continuing weakness in the global economy and economic challenges facing commercial airlines, and by a lack of business and consumer confidence and the impact of continuing instability in the global financial and credit markets, including, but not limited to, sovereign debt concerns in Europe; the inability to resolve significant claims with Boeing related to non-recurring and recurring costs on the B787 program; declining business jet manufacturing rates and customer cancellations or deferrals as a result of the weakened global economy; the success and timely execution of key milestones such as certification and delivery of Boeing’s new B787 and Airbus’ new A350 XWB aircraft programs, including receipt of necessary regulatory approvals and customer adherence to their announced schedules; our ability to enter into supply arrangements with additional customers and the ability of all parties to satisfy their performance requirements under existing supply contracts with Boeing and Airbus, our two major customers, and other customers and the risk of nonpayment by such customers; any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism; any adverse impact on the demand for air travel or our operations from the outbreak of diseases such as the influenza outbreak caused by the H1N1 virus, avian influenza, severe acute respiratory syndrome or other epidemic or pandemic outbreaks; returns on pension plan assets and impact of future discount rate changes on pension obligations; competition from original equipment manufacturers and other aerostructures suppliers; the effect of governmental laws, such as U.S. export control laws, the Foreign Corrupt Practices Act, environmental laws and agency regulations, both in the U.S. and abroad; the cost and availability of raw materials and purchased components; our ability to successfully extend or renegotiate our primary collective bargaining contracts with our labor unions; our ability to recruit and retain highly skilled employees and our relationships with the unions representing many of our employees; spending by the U.S. and other governments on defense; the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness and the possibility that we may be unable to borrow additional funds or refinance debt; our exposure under our revolving credit facility to higher interest payments should interest rates increase substantially; the outcome or impact of ongoing or future litigation and regulatory actions; our exposure to potential product liability and warranty claims; and the other factors described under Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix
Segment Results
Fuselage Systems
     Fuselage Systems segment revenues for the second quarter of 2010 were $515.2 million, down 4.8 percent over the same period last year, driven by model mix and volume. Operating margin for the second quarter of 2010 was 15.7 percent as compared to 11.0 percent during the same period of 2009. During the second quarter of 2009, the segment realized an unfavorable pre-tax $34 million of unusual items.
Propulsion Systems
     Propulsion Systems segment revenues for the second quarter of 2010 were $272.0 million, down 2.3 percent over the same period last year, driven by model mix and volume. Operating margin for the second quarter of 2010 was 12.3 percent as compared to 8.3 percent in the second quarter of 2009. During the second quarter of 2009, the segment realized an unfavorable pre-tax $18 million cumulative catch-up adjustment.
Wing Systems
     Wing Systems segment revenues for the second quarter of 2010 were $266.9 million, up 13.7 percent over the same period last year, as the current quarter includes additional new program revenues. Operating margin for the second quarter of 2010 was 10.6 percent as compared to (25.1) percent during the same period of 2009, as the previous quarter reflected a $90 million forward-loss on the Gulfstream G250. During the second quarter of 2009, the segment realized a favorable pre-tax $8 million cumulative catch-up adjustment.

Table 4. Segment Reporting

	(unaudited)				(unaudited)
	2nd Quarter				Six Months
($ in millions)	2010	2009	Change		2010	2009	Change

Segment Revenues
Fuselage Systems	$515.2	$541.2	(4.8)%		$1,031.4	$971.7	6.1%
Propulsion Systems	$272.0	$278.5	(2.3)%		$546.4	$505.9	8.0%
Wing Systems	$266.9	$234.7	13.7%		$515.8	$455.6	13.2%
All Other	$1.9	$5.2	(63.5)%		$5.7	$13.8	(58.7)%

Total Segment Revenues	$1,056.0	$1,059.6	(0.3)%		$2,099.3	$1,947.0	7.8%

Segment Earnings from Operations
Fuselage Systems	$80.9	$59.3	36.4%		$156.8	$134.2	16.8%
Propulsion Systems	$33.4	$23.2	44.0%		$67.0	$61.9	8.2%
Wing Systems	$28.3	$(58.8)	148.1%		$47.2	$(39.3)	220.1%
All Other	$(2.5)	$(2.4)	(4.2)%		$(2.2)	$(2.0)	(10.0)%

Total Segment Operating Earnings	$140.1	$21.3	557.7%		$268.8	$154.8	73.6%

Unallocated Corporate SG&A	$(34.7)	$(30.7)	(13.0)%		$(69.7)	$(66.2)	(5.3)%
Unallocated Research & Development	$(0.8)	$(1.0)	20.0%		$(1.5)	$(1.2)	(25.0)%
Unallocated Cost of Sales (1)	$(18.9)	$0.0	NA		$(18.9)	$0.0	NA

Total Earnings from Operations	$85.7	$(10.4)	924.0%		$178.7	$87.4	104.5%

Segment Operating Margins
Fuselage Systems	15.7%	11.0%	470	BPS	15.2%	13.8%	140	BPS
Propulsion Systems	12.3%	8.3%	400	BPS	12.3%	12.2%	10	BPS
Wing Systems	10.6%	(25.1)%	3,570	BPS	9.2%	(8.6)%	1,780	BPS
All Other	(131.6)%	(46.2)%	(8,540	)BPS	(38.6)%	(14.5)%	(2,410	)BPS

Total Segment Operating Margins	13.3%	2.0%	1,130	BPS	12.8%	8.0%	480	BPS

Total Operating Margins	8.1%	(1.0)%	910	BPS	8.5%	4.5%	400	BPS

(1)	Charges in the second quarter of 2010 related to the grant of shares to represented employees of the IAM in connection with the ratification of a new ten-year labor contract on June 25, 2010.
Contact information:
Investor Relations: Alan Hermanson (316) 523-7040
Media: Debbie Gann (316) 526-3910
On the web: http://www.spiritaero.com

Spirit Ship Set Deliveries
(One Ship Set equals One Aircraft)
2009 Spirit AeroSystems Deliveries

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total 2009

B737	74	96	93	87	350
B747	3	1	3	4	11
B767	3	3	3	3	12
B777	21	21	21	19	82
B787	2	2	2	5	11

Total	103	123	122	118	466

A320 Family	105	101	94	108	408
A330/340	26	23	28	23	100
A380	—	2	5	4	11

Total	131	126	127	135	519

Hawker 850XP	18	13	6	7	44

Total Spirit	252	262	255	260	1,029

2010 Spirit AeroSystems Deliveries

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD 2010

B737	94	96			190
B747	3	1			4
B767	3	4			7
B777	21	18			39
B787	5	4			9

Total	126	123			249

A320 Family	102	95			197
A330/340	25	23			48
A380	1	5			6

Total	128	123			251

Hawker 850XP	5	4			9

Total Spirit	259	250			509

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009
	($ in millions, except per share data)
Net revenues	$1,056.0	$1,059.6	$2,099.3	$1,947.0
Operating costs and expenses:
Cost of sales	919.6	1,021.6	1,820.7	1,758.9
Selling, general and administrative	38.1	34.7	77.4	73.1
Research and development	12.6	13.7	22.5	27.6

Total operating costs and expenses	970.3	1,070.0	1,920.6	1,859.6
Operating income (loss)	85.7	(10.4)	178.7	87.4
Interest expense and financing fee amortization	(13.8)	(9.8)	(27.8)	(18.9)
Interest income	0.1	2.0	0.2	4.6
Other income (expense), net	2.7	4.2	(2.8)	5.7

Income before income taxes and equity in net (loss) of affiliate	74.7	(14.0)	148.3	78.8
Income tax provision	(19.6)	5.8	(37.4)	(24.4)

Income before equity in net (loss) of affiliate	55.1	(8.2)	110.9	54.4
Equity in net (loss) of affiliate	—	(0.1)	(0.3)	—

Net income	$55.1	$(8.3)	$110.6	$54.4

Earnings per share
Basic	$0.40	$(0.06)	$0.80	$0.39
Shares	137.5	138.0	137.4	137.9

Diluted	$0.39	$(0.06)	$0.79	$0.39
Shares	140.4	138.0	140.6	139.9

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	July 1,	December 31,
	2010	2009
	($ in millions)
Current assets
Cash and cash equivalents	$117.6	$369.0
Accounts receivable, net	270.1	160.4
Inventory, net	2,375.3	2,206.9
Other current assets	91.7	116.6

Total current assets	2,854.7	2,852.9
Property, plant and equipment, net	1,357.0	1,279.3
Pension assets	182.6	171.2
Other assets	148.7	170.4

Total assets	$4,543.0	$4,473.8

Current liabilities
Accounts payable	$473.5	$441.3
Accrued expenses	176.4	165.5
Current portion of long-term debt	6.7	9.1
Advance payments, short-term	219.4	237.4
Deferred revenue, short-term	95.6	107.1
Other current liabilities	20.7	21.8

Total current liabilities	992.3	982.2
Long-term debt	886.5	884.7
Advance payments, long-term	671.1	727.5
Deferred revenue and other deferred credits	40.3	46.0
Pension/OPEB obligation	66.1	62.6
Other liabilities	186.9	197.0
Shareholders’ equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, no shares issued	—	—
Common stock, Class A par value $0.01, 200,000,000 shares authorized, 105,993,873 and 105,064,561 issued, respectively	1.1	1.0
Common stock, Class B par value $0.01, 150,000,000 shares authorized, 35,221,084 and 35,669,740 shares issued, respectively	0.4	0.4
Additional paid-in capital	974.4	949.8
Accumulated other comprehensive loss	(69.0)	(59.7)
Retained earnings	792.4	681.8

Total shareholders’ equity	1,699.3	1,573.3
Noncontrolling interest	0.5	0.5

Total equity	1,699.8	1,573.8

Total liabilities and shareholders’ equity	$4,543.0	$4,473.8

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended
	July 1, 2010	July 2, 2009
	($ in millions)
Operating activities
Net income	$110.6	$54.4
Adjustments to reconcile net income to net cash (used in) operating activities
Depreciation expense	55.2	62.2
Amortization expense	6.4	4.7
Accretion of long-term receivable	—	(4.5)
Employee stock compensation expense	21.6	6.0
Excess tax benefits from share-based payment arrangements	(3.1)	—
(Gain) loss from foreign currency transactions	6.7	(4.7)
Gain on disposition of assets	(0.1)	—
Deferred taxes and long-term income taxes payable	(9.6)	(4.6)
Pension and other post-retirement benefits, net	(5.7)	1.0
Grant income	(0.6)	(0.5)
Equity in net loss of affiliate	0.3	—
Changes in assets and liabilities
Accounts receivable	(119.5)	(109.4)
Inventory, net	(172.2)	(203.0)
Accounts payable and accrued liabilities	50.2	109.2
Advance payments	(74.4)	(43.7)
Deferred revenue and other deferred credits	(14.8)	(45.7)
Other	31.7	(37.4)

Net cash (used in) operating activities	(117.3)	(216.0)

Investing activities
Purchase of property, plant and equipment	(130.6)	(106.7)
Long-term receivable	—	57.7
Other	(0.7)	0.7

Net cash (used in) investing activities	(131.3)	(48.3)

Financing activities
Proceeds from revolving credit facility	—	250.0
Payments on revolving credit facility	—	(100.0)
Proceeds from government grants	—	0.6
Principal payments of debt	(5.9)	(3.9)
Debt issuance and financing costs	—	(10.2)
Excess tax benefits from share-based payment arrangements	3.1	—

Net cash provided by (used in) financing activities	(2.8)	136.5

Effect of exchange rate changes on cash and cash equivalents	—	0.2

Net increase in cash and cash equivalents for the period	(251.4)	(127.6)
Cash and cash equivalents, beginning of the period	369.0	216.5

Cash and cash equivalents, end of the period	$117.6	$88.9